SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2007

MONTPELIER RE HOLDINGS LTD.
(Exact Name of Registrants Specified in Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Montpelier House 94 Pitt’s Bay Road Pembroke HM 08 Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 296-5550

Not applicable (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

     As previously announced, on May 31, 2006, Montpelier Re Holdings Ltd. (“Montpelier”) entered into two equity forward sale agreements under which it agreed to sell its common shares to an affiliate of Credit Suisse Securities (USA) LLC (the “forward counterparty”) at minimum floor prices specified for each forward sale agreement. On March 1, 2007, Montpelier notified the forward counterparty, pursuant to the terms of the first forward sale agreement relating to up to 7,774,800 common shares of Montpelier, that it is electing net share settlement as the applicable settlement method for all components of such forward sale agreement. If the valuation price for a given component, determined pursuant to such forward sale agreement, is greater than $11.75 and less than $18.645, then no payments or deliveries will be made by Montpelier or the forward counterparty in connection with settlement of such component.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.

Date:	March 1, 2007	By:	/s/ Jonathan B. Kim

			Name:	Jonathan B. Kim
			Title:	General Counsel and Secretary